SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2016

GOLDEN MATRIX GROUP, INC.

(Exact name of Company as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3651 Lindell Road Las Vegas, Nevada 89103 (Address of principal executive offices) Phone (917) 775-9689 (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 27, 2016, the Company entered into Cancellation and Release Agreements with four different parties cancelling convertible debt the parties held with the Company, in the total amount of Two Million Six Hundred Ninety Three Thousand Six Hundred Ninety Seven Dollars ($2,693,697).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.

Description

10.1

Cancellation and Release Agreement with Direct Capital Group, Inc.

10.2

Cancellation and Release Agreement with Rider Capital Group, Inc.

10.3

Cancellation and Release Agreement with Xploration, Inc.

10.4

Cancellation and Release Agreement with Santa Rosa Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE GOLD CORP.

Date: March 27, 2016

By: Anthony Goodman

Anthony Brian Goodman

President & CEO

Golden Matrix Group, Inc.

RESOLUTIONS OF THE BOARD OF DIRECTORS

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held via teleconference at 4264 Lady Burton Street, Las Vegas, NV 89129, on May 25, 2016

The Members of the Board of Directors who were present for this meeting, all of whom took active part therein were:

Brian Goodman

Ms. Weiting (Cathy) Goodman

WHEREAS, in efforts to move the Company forward and to comport with the intent of the restructuring of the Company, the Board of Directors has hereby agreed to enter into Cancellation and Release Agreements with the following parties: (1) Direct Capital Group, Inc.; (2) Rider Capital Group, Inc.; (3) Xploration, Inc.; and (4) Santa Rosa Resources in the total amount of $2,693,697.

WHEREAS, in consideration for the cancellation of the Debt, certain mining claims held by the Company shall be turned over to the debt holders

NOW THEREFORE the Board of Directors, having considered this matter, and having opened the floor to all those who voice a preference in the issue have decided unanimously, and hereby

RESOLVED, that: the Company enter into the Cancellation and Release Agreements with the four Note Holders; i.e., Direct Capital Group, Inc., Rider Capital Group, Inc., Xploration, Inc. and Santa Rosa Resources

RESOLVED, that the corporate books and records shall reflect same, and that the secretary shall file this Resolution in the corporate records.

DATED: May 27, 2016

___Anthony Goodman ______

Anthony B. Goodman, CEO

____Cathy Weiting ________

 Ms. Weiting (Cathy) Goodman